THIRD AMENDMENT TO
MANAGEMENT AGREEMENT
THIS THIRD AMENDMENT TO MANAGEMENT AGREEMENT

(the “
Amendment ”) is
entered into effective as of November 16, 2021 (the “ Effective Date ”), by and between Orchid Island
Capital, Inc., a Maryland corporation (the “ Company ”), and Bimini Advisors, LLC, a Maryland limited liability company (“ Manager ”). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement (as defined below).
W I T N E S S E T H:
WHEREAS , the Company and the Manager entered into a Management Agreement effective as of February 20, 2013, the First Amendment to Management Agreement effective as of April 1, 2014 and the Second Amendment to Management Agreement effective as of June 30, 2014 (collectively,

the
“ Agreement
”);

WHEREAS , the execution of repurchase agreement funding transactions and certain clearing and operational functions related to the Company’s trading activities are currently handled by AVM,
L.P.

(“
AVM ”), with the Company paying for such services directly to AVM;
WHEREAS , Section 7 of the Agreement includes the following language relating to such payment by the Company directly to AVM

(the “
AVM

Language
”):
“ For the avoidance of doubt, payment for all services provided to the Company by AVM, L.P.
(including repurchase agreement

trading, clearing and administrative services) shall be made by the
Company directly to AVM,

L.P.
”;

WHEREAS , in connection with the Manager hiring an individual experienced in the execution of repurchase agreement funding transactions and related clearing and operational functions, the repurchase agreement funding services and clearing and operational functions currently handled by
AVM

are being internalized by the Manager and will be handled by employees of the Manager following a transition period;

WHEREAS
, the Company will terminate its agreements with AVM

according to the terms
thereof; and
WHEREAS , the Company and the Manager now desire to amend the Agreement on the terms set forth herein.
NOW , THEREFORE , in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties hereby amend and modify the Agreement in the manner set forth below:
1. Section 2 of the Agreement is hereby amended by renumbering Sections 2(b)(xxv) and
2(b)(xxvi) as Sections 2(b)(xxvi) and 2(b)(xxvii), respectively, and by adding the following new
Section 2(b)(xxv) of the Agreement as follows:
“(xxv) performing repurchase agreement trading and certain clearing and operations services;”

2.
Section 7(a) of the Agreement is hereby deleted and replaced by the following:

“(a) Except as provided in Section 7(b)(xx) and 7(b)(xxi), the Manager shall be responsible for
(i) the expenses related to any and all personnel of the Manager and its Affiliates who provide services to the Company pursuant to this Agreement or to the Manager pursuant to the Overhead
Sharing Agreement (including each of the officers of the Company and any directors of the
Company who are also directors, officers, employees or agents of the Manager, Bimini or any of their Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel and (ii) all other costs and expenses payable by the Manager under the Overhead
Sharing Agreement.”
3. Section 7 of the Agreement is hereby amended by renumbering Section 7(b)(xxi) as Section
7(b)(xxiii), and by adding the following new Sections 7(b)(xxi) and 7(b)(xxii) of the Agreement as follows:
“(xxi) beginning on the first business date immediately following the termination of the
Company’s agreements with AVM,

(a) fees for repurchase agreement funding transaction
services performed by personnel of the Manager which shall be calculated on a daily basis. The fee for each day shall be equal to the product of (i) the outstanding principal balance of the
Company’s repurchase agreement funding in place as of the end of such day and (ii) the Basis
Point Factor, as described in Appendix A, divided by 360 ((principal * bps)/360); and
(b) a fee for the clearing and operational services provided by personnel of the Manager equal to
$10,000 per month;
(xxii) beginning on the first business date immediately following the termination of the
Company’s agreements with AVM,

the Company’s allocable share of fees incurred for
safekeeping, transactions and cash services provided by the Bank of New York

Mellon (the
“ BNYM fee ”). For purposes of this Section 7(b)(xxii), the Company’s “allocable share,” as applied to the dollar amount of the BNYM fee, shall be equal to the Company’s percentage of all assets under management by the Manager, inclusive of the assets of Bimini Capital Management,
Inc. (measured as of the first day of each month);”
4.
The AVM

Language in Section 7 of the Agreement is hereby deleted in its entirety and replaced by the following:

“ For the avoidance of doubt, payment for safekeeping, transactions and cash services provided to the Company by the Bank of New York

Mellon shall be made by the Company directly to the
Bank of New York

Mellon.
”
5. Section 7(c) of the Agreement is hereby deleted in its entirety.
6. Section 16(a) of the Agreement is hereby amended to amend and restate the notice information for the Company as follows:
“The Company:

Orchid Island Capital, Inc.
3305 Flamingo Drive
Vero

Beach, FL 32963

Attention: Chief Executive Officer
Fax: 772-231-2896
with a copy to:

Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue NW
Suite 500 West
Washington, DC 20037
Attention: S. Gregory Cope, Esq.
Fax: 202-879-8916”
7. This Amendment constitutes an amendment or modification of the Agreement that is entered into pursuant to Section 16(d) of the Agreement.
8. Except as set forth in this Amendment, the parties acknowledge and agree that all other terms of the Agreement shall remain in full force and effect.
9. All prior agreements, promises, representations, or statements, whether oral or in writing, regarding this Amendment are merged and integrated herein. This Amendment and the Agreement, as so amended, constitute the entire agreement with respect to the subject matter hereof. No amendments, waivers or modifications to the terms of the Agreement shall be valid unless set forth in writing and signed by the Company and the Manager.
10. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which taken together shall constitute a single agreement.
[Signature page follows]

IN WITNESS WHEREOF , the parties hereto have executed this Amendment as of the date first written above.
ORCHID ISLAND CAPITAL,

INC.
By:

/s/ Robert E. Cauley
Name:

Robert E. Cauley
Title:

Chief Executive Officer
BIMINI ADVISORS, LLC
By:

/s/ George H. Haas, IV
Name:

George H. Haas, IV
Title:

Chief Financial Officer, Chief Investment Officer
and Secretary

Appendix A
Basis Point Factor
For purposes of calculating the daily fee set forth in Section 7(b)(xxi)(a) of the
Agreement, (i) if the aggregate outstanding principal balance of the Company’s repurchase agreement funding is equal to or less than $5,000,000,000 (measured as of the end of each day), the Basis Point Factor to be applied shall be equal to 1.5 basis points (or 0.00015) and (ii) if the aggregate outstanding principal balance of the Company’s repurchase agreement funding is greater than $5,000,000,000 (measured as of the end of each day), the Basis Point Factor to be applied for amounts in excess of $5,000,000,000 shall be equal to 1.0 basis points (or 0.00010).